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                                                                    EXHIBIT 99


FOR MORE INFORMATION, PLEASE CONTACT:

    Lisa Landa                               Alana Gentle
    Security Dynamics                        Neva Group
    781-687-7311                             617-441-4000, ext. 228
    llanda@securitydynamics.com              agentle@neva.com

                                                         FOR IMMEDIATE RELEASE
                                                         ---------------------

                      SECURITY DYNAMICS ANNOUNCES AGREEMENT
                       TO ACQUIRE INTRUSION DETECTION INC.

   Network Security Assessment and Monitoring Tools to Be Added to SecurSight
                                Solutions Family

                Transaction Valued at Approximately $32.5 Million

BEDFORD, Mass., March 26, 1998 - Security Dynamics Technologies, Inc. (NASDAQ:
SDTI), a leading provider of enterprise security solutions and RSA cryptographic technology, today announced that it has signed an agreement to acquire Intrusion Detection Inc. (IDI), a leading publisher of network security software tools that help network officials manage enterprise-wide security more effectively. The IDI products - Kane Security Analyst(TM) (KSA) software and Kane Security Monitor(TM) (KSM) software - are available today as part of Security Dynamics' SecurSight(TM) family of plug-in enterprise security solutions that provide customers with secure access to information wherever it resides in the enterprise.

         Security Dynamics will issue approximately 784,000 shares of Common Stock in exchange for all of the outstanding shares of Intrusion Detection Inc. Based on the closing price of Security Dynamics' Common Stock on the Nasdaq National Market on March 25, 1998, the transaction is valued at approximately $32.5 million. The transaction will be accounted for as a pooling of interests. The consummation of the acquisition is subject to the filing of a Certificate of Merger with the State of New York. It is anticipated that the closing will occur later today.

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Security Dynamics to Acquire Intrusion Detection Inc. - Page 2

         The KSA and KSM products are highly complementary to the SecurSight family and address two critical solutions areas - network security assessment and monitoring - as part of an overall security management framework. KSA is available today as a front-line assessment tool to analyze security weaknesses in systems, and KSM is available today as a system monitoring tool. Over time, KSM functionality, including audit and monitoring, will also be delivered through the SecurSight Manager product as part of a security management console.

         According to an Aberdeen Group report from February 1998, the intrusion detection market was $50 million in 1997, and is expected to grow 100 percent to $100 million in 1998. Products in the intrusion detection market let organizations perform comprehensive analyses of their network security systems in order to spot and correct weaknesses in their current system configurations. Customers can then deploy real-time security software tools that constantly monitor the network for suspicious activities and alert administrators when such events occur, thereby averting potential security breaches.

         "There are great synergies between the IDI products and our SecurSight solutions," said Charles R. Stuckey, Jr., chairman, president and CEO of Security Dynamics. "By acquiring IDI, and adding intrusion detection to our family of enterprise security solutions, we are further extending the value of SecurSight to customers. No other company today is delivering as broad an offering of best-of-class enterprise security solutions."

         "Since 1991, Intrusion Detection has been delivering best-in-class network security analysis and monitoring tools to Fortune 500 and other customers in a wide range of industries," said Robert Kane, president of Intrusion Detection Inc. "By joining with Security Dynamics, we will be able to leverage SDI's extensive distribution channels, development organization and marketing infrastructure to deliver an even richer set of solutions to more customers."

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Security Dynamics to Acquire Intrusion Detection Inc. - Page 3

         Intrusion Detection Inc. offers two products: Kane Security Analyst and Kane Security Monitor. Kane Security Analyst is a front-line analysis tool that performs a complete security assessment and reports security exposures in six critical areas: user account restriction, password strength, access controls, system monitoring, data integrity and data confidentiality. KSA is currently available for Windows NT, and Netware 3.x and 4.x NDS.

         Kane Security Monitor is a real-time intrusion detection system that provides sophisticated security monitoring for Windows NT networks. Security officers, auditors and network administrators are automatically alerted about unauthorized access or abuse. The system filters through security and audit data to identify unauthorized activities, including compromised user IDs, password cracking attempts, privileged ID abuse, curious users and others.

         KSA and KSM are distributed both directly and through distributors in the U.S., and through resellers in 20 countries. KSA and KSM will also be available through Security Dynamics' direct sales forces, as well as through SecurWorld channel partners.

ABOUT SECURSIGHT
         The SecurSight family of plug-in enterprise security solutions provides customers with secure access to information, wherever it resides in the extended enterprise. SecurSight solutions are delivered today through current products - including ACE/Server(R) software, SecurID(R) authentication technology and BoKS(R) Manager software - and over time will be delivered through an integrated set of products including SecurID authentication technology, the SecurSight Manager(TM), SecurSight Desktop(TM) and SecurSight Agents(TM). SecurSight solutions address a wide range of enterprise security needs, including: secure remote access via dial-up lines or virtual private networks; secure network access; secure applications access for single sign-on, intranets and extranets; email security; and platform security for desktops and UNIX hosts.


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Security Dynamics to Acquire Intrusion Detection Inc. - Page 4

ABOUT SECURITY DYNAMICS
         Security Dynamics is a leading provider of enterprise network and data security solutions that help companies conduct business securely, protect corporate information assets and facilitate business-to-business electronic commerce. With more than 2.5 million users of its SecurID authentication technology, Security Dynamics is the world leader in two-factor user identification and authentication. RSA Data Security, Inc., a wholly owned subsidiary of Security Dynamics, is a leading supplier of software components that secure electronic data, with more than 300 million of copies of RSA encryption and authentication software and technologies installed worldwide. RSA technologies are part of existing and proposed standards for the Internet and World Wide Web, ISO, ITU-T, ANSI, IEEE, and business, financial and electronic commerce networks around the globe. Security Dynamics and RSA can be found on the World Wide Web at http://www.securitydynamics.com/ and http://www.rsa.com/, respectively.
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ACE/Server, BoKS and SecurID are registered trademarks, and SecurSight is a trademark of Security Dynamics Technologies, Inc. Kane Security Analyst and Kane Security Monitor are trademarks, and Intrusion Detection is a registered trademark of Intrusion Detection Inc. All other products and service names mentioned herein are trademarks of their respective owners.

NOTE TO EDITORS: There will be a teleconference held today at 3:00 PM ET to discuss Security Dynamics' acquisition of Intrusion Detection Inc. Inside the U.S., please call 800-781-0003 at 2:45 PM ET, and outside the U.S., please call 617-225-2125 at 2:45 PM ET, and ask to be connected to the Security Dynamics' teleconference. A 48-hour playback of the teleconference will be available immediately following the live teleconference, and can be accessed by calling 800-458-7879 and referencing replay code 136-359.